Exhibit 99.1

                                                    Filed by IAC/InterActiveCorp
                                                            Pursuant to Rule 425
                                                Under the Securities Act of 1933
                                                    Deemed filed and Rule 14a-12
                                       Under the Securities Exchange Act of 1934
                                                     Commission File No. 0-20570

PRESENTATION

OPERATOR
Ladies and gentlemen, thank you for standing by. Welcome to the InterActiveCorp conference call. At this time all the participant lines are in a listen-only mode; however there will be an opportunity for questions. Instructions will be given at that time. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded. I would now like to turn the conference to Mr. Tom McInerney.

TOM MCINERNEY - INTERACTIVECORP - CEO HSN AND IAC ELECTRONIC RETAILING
Thank you, operator, and good morning everyone. This is Tom McInerney, and joining me on this call today is Barry Diller, Chairman and CEO; Victor Kaufman, Vice Chairman; and Dara Khosrowshahi, CEO of IAC Travel.

We may during this call discuss our outlook for future performance. Also you are aware that there are risks and uncertainties associated with these forward-looking statements, and our results could be materially different from the views expressed today. These risks have been set forth in our public reports filed with the SEC.

We may also discuss certain non-GAAP measures. I refer you to this morning's press release and the Investor Relations section of our website for all comparable GAAP measures and full reconciliation.

Finally in connection with the proposed transaction, we expect to file documents with the SEC. You are urged to read these documents because they will contain important information about the proposed transaction. You can obtain free copies of the documents we file with the SEC by contacting Investor Relations or from the SEC's website. With that introduction, I will turn it over to Barry.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Thanks. Good morning, everybody. I hope that you have all read the letter to the shareholders that was part of the release, because it really does contain, I think, at least the best way I could express the underlying reasons as to why we have taken this action that our Board approved yesterday.

I think the best thing to do, other than to tell you how energized I think I and my colleagues are by what we are going to do -- this will probably actually take place in the second quarter, after all of the hoops are gotten through in terms of the technicalities -- but the thing is and the reason that we are doing this pre-Christmas, the last couple of days really before everybody goes away, is having done this, I think, from the first of the year, the people in the Company will begin thinking and will begin, I think, to get the energy that this transaction -- transaction? It's not transaction; it's just a reclassification -- I think is going to foster.

So that is why we have done it at this exact time. There was a lot of conversation internally that we should to do this after the first of the year. But I think given that I do consider it to be inherently energizing, I wanted to of course get on with it. So that is why we have done it now. I think the next thing to do is to answer your questions, which all of my colleagues are here to do so. So why don't we go then straight to questions?

Q U E S T I O N S  A N D  A N S W E R S

OPERATOR
(OPERATOR INSTRUCTIONS) Michael Millman with Folio (ph) Securities.

MICHAEL MILLMAN - FOLIO (PH) SECURITIES - ANALYST
Actually I had 2 questions. 1, was wondering to what extent did the consolidation that has been taking place by Cendant, by Henry Silverman in the travel business kind of push you or add impetus to this spin-off?

And secondly just a detail kind of question, how the separation or reclassification will affect your ability, or will it limit the new Expedia's ability, to add destination content toits packages?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
To the first question, I don't think that Cendant's actions spurred us on. I think what really happened is that we said that, for our travel assets to be, first of all, understood, they should be set apart from what has been said by many people is the complexity of IAC. That standing alone they would be able to grow any which way. They would not be constrained by the things they were constrained within IAC.

Most principally that we did not think it was wise for us to grow larger in travel inside IAC, because then all of our other assets would be completely obscured, and we would become essentially only a travel company. So we certainly did not want to do that.

At the same time the 1 thing that I think everything has taught us in this last year is that purity or simplicity and clarity is enormously important to everybody. By the way, both internally and externally. One of the advantages of this is for the employees, the staff of IAC Travel.

Again you can look at it on both sides, both for the staff of IAC Travel to be working inside their own security, without again having to deal with the other aspects of IAC is a benefit.

On the other side, on the IAC side where we have got some really terrific little growth businesses that are trying in a sense to get attention at the table, nobody really wants to hear about those in this context. That is -- more than anything, those are the things that spurred us to do this.

As far as consolidation is concerned, we all sitting around here -- and it's no shock I think to anyone out there - think that consolidation is just the way of the world. It is going to continue I think in probably every area. It certainly is happening in travel. To the extent that that is applicable to Expedia, then in fact it will be able to act accordingly.

So that is the answer I think that I can give you, at least without going on and on the about it; although I am sure other questions will come up and I will be able to underscore so to speak the themes, the reasons for this.

As far as Expedia and its packages, Mr. Khosrowshahi will respond.

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
I don't think that it is going to have any real impact on our ability to offer destination content. We have a nice leg up on our competitors because of our relationship today with the sister companies, EPI, Ticketmaster, Citysearch, for example. Over the next months we will work to create long-term agreements so that we can have these relationships in place for some time going forward.

We also of course have Activity World, which provides a host of destination content as well, and that is a business that Expedia owns as well. So the combination of Activity World, the relationships that we have worked hard to put in place already with the other IAC companies, and then our ability to work with third parties I think is going to continue our ability to have the best destination content out there.

MICHAEL MILLMAN - FOLIO (PH) SECURITIES - ANALYST
Thank you.

OPERATOR
Safa Rashtchy, Piper Jaffray.

SAFA RASHTCHY - PIPER JAFFRAY - ANALYST
Good morning, Dara, Barry, Tom. A question on where you might take this line of reasoning you have had in terms of creating more simplicity. I understand that of course now the components that are left in InterActive will be more meaningful given the big weight that Travel has taken.

But why not take this logic further in HSN and ticketing, which still would comprise a very heavy weight of InterActive and will be almost dwarfing the actions of more up and coming and high-growth areas like LendingTree and Match and others? Is it possible for you to kind of continue with this, which would almost be the reverse of the process you started 3 or 4 years ago?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
No, I do not think that this is going to so to speak continue to resolve in other aspects of IAC. Look, I think of IAC as the following. IAC, you look back 9 years ago when we started this. We started with these 2 few, ragtag television stations, then a broken HSN, and no cash.

Now we have got 2 very good, strong, hard assets in HSN and Ticketmaster. HSN has had very good growth throughout the year and it is having a really -- actually Tom can talk a minute about HSN and the kind of end-of-year it is having. Tom, you want to do that for a brief moment?

TOM MCINERNEY - INTERACTIVECORP - CEO HSN AND IAC ELECTRONIC RETAILING

I think we have had a strong fourth quarter and really all of the key operating strategies that we have used over the past couple of years continue to be successful. Great merchandising, great service, great Internet strategies, great TV strategies. It continues to come together in strong and consistent performance; and we hope and expect that will continue.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
The thing about Ticketmaster, again those people who say, well, this is an old, slow growth, retailer etc. The truth is the Internet side, every day you look at HSN and you look at its symbiotic relationship with the on-air part of the business, and how really remarkable little anecdotes there are taking place from the on-air to the online.

There was a recent one that dealt with the largest number of online hits that we have ever had for 1 product that we mentioned on-air; and it just like skyrocketed online.

TOM MCINERNEY - INTERACTIVECORP - CEO HSN AND IAC ELECTRONIC RETAILING
That is exactly right. We are continuing to find almost every single day new and innovative ways to use television, not just as a tremendously powerful medium for selling but also for promoting to the website service.

And as that plays out, and this is going to play out for a long period of time over many years, the opportunities will multiply for selling more goods to our customer base over both of those channels and additional channels, whether you define channels as website channels or TV channels.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
HSN on-air and on online is natural convergence. It leads into all of the developments, whether they are wireless or whether they are 1-click on big screens with data pipes, etc. So HSN very much to us is a core asset.

As far as the rest of IAC is concerned, now we are in a business that has very strong cash flow. People have talked -- we were overcapitalized before in terms of IAC with travel. My God, what will they think in terms of the capitalization of IAC --which puts we think a good pressure on us. We have always said that we did not expect that capitalization to continue fallow so to speak year after year after year.

So it is in a wonderful position with again these drivers, these big, big cash flow drivers; fantastic balance sheet; and new businesses. LendingTree Financial Services, etc., and our local services we think next year are going to be really impressive years for both of those areas.

So it has in a sense all of the promise now. And it has also, given the fact that it will be so to speak more manageable in and of its own box, more directed in and of its own box - I think its box, by the way, a loosely defined word, can have expansion from where it is as a kind of business definition gatherer.

So I think it will be opportunistic. I think it will continue to be this incubator. In a way one of the things that has happened to us is we incubated travel. We were there at the very earliest period. It got so big that it had to come out and stand on its own, I think for the good of itself and for the good of the enterprise itself.

 I have gone on a bit too much on this. But again I will try and pick up these themes as I go to give you as much underlying understanding of why we're doing this. But I think that is the fullest answer I could give you.

SAFA RASHTCHY - PIPER JAFFRAY - ANALYST
I appreciate it. If I could have a quick follow-up. Barry, from what you're saying it sounds like that in this split Travel will continue to go on doing its business and deal with the marketplace dynamic. It doesn't seem like there is a ton of expansion opportunities there. But it sounds like you are basically bringing the interactive part to maybe expand more rapidly and more exclusively. Is that a right reading?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I'm sorry; I actually didn't hear. But 1 thing I did hear I want to comment on. I believe the travel business has tremendous expansive possibilities. Dara, you want to talk for a minute about that?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
The travel marketplace as you know, the domestic travel business in the U.S. alone is a $190 billion business. European online travel is estimated at 20 billion but 5 percent online. And Asia-Pacific is just getting started; the penetration there is 1.5 percent.

So we think the expansion opportunities in travel are huge in scope. We will focus on organic growth and gaining share as we have globally in the past. But certainly this does present us with an opportunity to have a pure play currency with which to make acquisitions to the extent that they make sense in the travel sector.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Safa, I didn't understand;what was the last part you said about IAC?

SAFA RASHTCHY - PIPER JAFFRAY - ANALYST
I apologize. My cell phone doesn't work well, so you can't hear me. But I was just trying to see if I inferred right from your comments that IAC would be the one that probably would expand faster, now that it is kind of free from the weight of the travel.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I couldn't say, so to speak, faster. But I do think that, for all the reasons that I have just said, I think that there are - this is an energizing -- I have used it now several times but it really is true. This is an energizing act that we have done.

I think that inside IAC we have been, while we did do acquisitions in the last year -- we did about 1.4 billion of them over the last year between Travel and IAC -- but we have been executing the agenda. Our activity in this last period is diminished.

That is partly diminished again by I think this constricting force of the complexity of Travel. It's a lot of the misunderstandings about our own business and its own growth and the growth of the -- the arguments that we were making about the other businesses other than Travel, and how they were doing while we were making arguments about Travel and the challenges it faces this year. Obviously it did slow us down.

I think these have been to a degree set free. It does not mean that we don't have challenges all over the place. Any young business does. But I think that the reasons that I said, I could not say that one, that either Expedia or IAC's activity in terms of acquisitions or whatever will be one in front of the other. Victor, you want talk about this for a second?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
I think that we will actually be active on both sides. But as we have said to you many times, we (indiscernible) anything. We're not going to overpay. We will be patient. And over time we will acquire things that can really grow.

OPERATOR
Tom Underwood, Legg Mason.

TOM UNDERWOOD - LEGG MASON - ANALYST
Actually I was just wondering if we could get a few more details on Expedia; such as where will Expedia be headquartered? Will there be 2 classes of shares with Expedia? And what role will you play, Barry, as Executive Chairman of Expedia?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
More than likely Expedia will be headquartered in Seattle. Mr. Khosrowshahi will be spending a good amount if not the majority of his time there. He will go, as they say, where the trouble is. But I mean, he'll go where the business is and the activity is.

As far as my time and my role, I am going to be an extremely active Chairman. Again if you have read the materials, my equity is divided equally between the businesses. As against issues of a year or so ago, when people talked about I would have a day job and a night job with Vivendi, as I think many of you know, if you went where the equity went it was certainly on the IAC side. Even the night job description was meant to make it very subsidiary to the IAC work.

In this case I'm going to have 2 day jobs, which is what I have now. I'm going to have the same job. I have been active in both Companies. Obviously I am active in both Companies. And active in the activities of IAC, a good part of which involve Travel. And I intend to remain so.

At the same time, I think I have the great benefit of having Dara Khosrowshahi as the CEO. We have worked a long time together. We work very well together. We work in the kind of shorthand that can only be accomplished when you have a relationship of respect and trust. So he is going to be a full and complete CEO; and I will be the senior executive of Expedia.

As far as classes of stock etc., we are really not going to get that to be dealt with -- through all the little technicalities until after the first of the year. We will be obviously reporting it when in fact those, as against -- as well as other issues that are going to get taken up really after the first, when the various people can kind of pay attention to them.

TOM UNDERWOOD - LEGG MASON - ANALYST
Great, thanks.

OPERATOR
Michael Savner, Banc of America.

MICHAEL SAVNER - BANC OF AMERICA SECURITIES - ANALYST
I actually have 3 questions, but I will try to keep them pretty quick here. First, with the capital structure for the Travel business, you talked a little bit about the IAC side. But what is the optimal capital structure going forward? Obviously with no debt and a solid free cash flow generating business, the pure play currency is helpful. But would you look to maybe raise some cash, additional cash, if you were to do acquisitions to maybe optimize the equity?

Second I think there could be some concern out there about losses of synergies across the different business lines. Could you maybe talk for a minute on what you can and can't do vis-a-vis this transaction to realize synergies across the businesses, now that they will be separated?

And lastly, as long as we have got you on the hook here, can you maybe comment on how the business is looking, specifically Travel, over the fourth quarter? And from a consolidated standpoint how you're looking towards your full-year goal of I think it's about $1 billion of OIBA? I can repeat those at some point if you want.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
You never can tell. We may drop one (multiple speakers).  Victor?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
On the capital structure, as you know Expedia is really a very significant cash generator, as it has been in the past. We anticipate that that will be the case in the future. So we think that entity will build up cash over time, and that will give it its flexibility.

Of course we will set up the capital structure so that Expedia has the maximum flexibility. That could involve a revolving credit agreement and various other mechanisms to insure that under any circumstances Expedia is adequately capitalized.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As far as synergies are concerned we have done a lot ofthinking about this. We have got about, at the moment that I think we have identified, we have got about 36 actually different arrangements between the Travel companies and between what will be in Expedia and IAC.

Each one of those is going to be hardwired as a commercial agreement and anything else that we think is in the mutual interests or in the individual interests of one (ph) and the other interest of the other, the commercial arrangements between them we're going to do before this transaction, before this spin-off goes out the door.

So we expect that what we have had will continue. Probably there will be things that will be missed when you're not in 1 company. We think that while you'll miss some of them, we think that there is so much greater good by what we are doing-- and that in fact if something is of interest to Expedia that is in IAC, I would say the walking distance and the phone call is going to be very short, and the atmosphere is going to be very good.

I can't say that that always lasts forever, but I'm going to hopefully be engaged in both companies for my forever. Then I think the atmospherics will be okay. Again I don't think, they are not essentially competitive with each other. So (technical difficulty) very nature of separation they are not competitive. So I think while some things will get lost, we will wire as much as we can for the future.

As far as the -- we can't use this call, obviously, to talk about our fourth quarter and specifics about Travel or really anything else. But what we can do is tell you that we are going to reach the goal or the guidance that we had set out for you, approximately $1 billion I think it was. If you want reaffirmation of that, you have it on this call.

MICHAEL SAVNER - BANC OF AMERICA SECURITIES - ANALYST

Thanks. On my first question I may have phrased it badly. I wasn't talking about a lack of flexibility at Expedia. Actually just the opposite, that there was not enough leverage there. I meant, is it an underlevered business? And that if you were to lever it up some, could you get more return from the equity (indiscernible) ?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
We obviously believe that is true. But you should know, we are very conservative when it comes to using leverage. I think on both sides, the Expedia and IAC side, we have always in the past and will continue to have debt to EBITDA ratios that are no more than 2 to 1.

MICHAEL SAVNER - BANC OF AMERICA SECURITIES - ANALYST
Thank you very much.

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
Just in response to another question about Expedia's headquarters being in Seattle, the one issue that I want to stress is that even though the headquarters are going to be in Seattle and the overall company name is Expedia, because that is the biggest brand with huge unaided (ph) brand awareness out there, our strategy of having multiple brands in the Travel business will continue.

The Hotwire businesses, the Hotels.com businesses in their various areas will continue to grow and invest in their brands just as aggressively as they have in the past.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Do not believe that because we call this Expedia it does not mean we don't have -- or our only weight of confidence in (ph); but to continue to be strong brands for us in the future of Hotels.com, of Hotwire, TripAdvisor, etc. So we really did simply take kind of the fastest route towards a known thing when we decided to call the collection of our travel businesses Expedia.

OPERATOR
Scott Shiffman, Lehman Brothers.

SCOTT SHIFFMAN - LEHMAN BROTHERS - ANALYST
Just 2 questions from a bondholder/credit standpoint, really around the IAC business, since this is where the debt will be. Berry, first, can you talk about credit ratings? Discuss maybe your philosophy around why investment grade ratings are important to you in the business? And specifically did you make any commitments to the agencies to maintain investment grade ratings?

Secondly, as you look prospectively to IAC's financial policy, I just wondered if you can expand a little versus the previous question in terms of financial policy, in terms of leverage, how much cash you would like to keep on the balance sheet, potential acquisition appetite? Just (indiscernible) to get more comfortable from a credit standpoint. Thank you.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
We have of course been in touch with the rating agencies. Mr. McInerney will discuss that.

TOM MCINERNEY - INTERACTIVECORP - CEO HSN AND IAC ELECTRONIC RETAILING
We have walked them through our plan, right? Anticipate they will be making announcements, if they have not already, today. As Victor alluded to earlier, we made strong commitment to them about what our financial philosophy. Which as Victor said, and it goes to your first question of why it is important, it is nothing more elegant or more complicated than it is just a gut level conservatism for all of the things that the future may bring that are not visible today, be it unknown consequences or an opportunity to be aggressive in various ways.

So we like that flexibility. We like a high degree of liquidity much as we have now. Maintaining investment grade is something that is very important to us. We have walked the agencies through our plans and I think they are comfortable at a general level at that. I will let -- they need to speak to pursuant to their releases. But we are optimistic in that regard about the outcome.

We should note that Victor mentioned an (indiscernible) commitment to, as quickly as possible, a debt to EBITDA that will not exceed 2 times. I think depending on exactly the timing of a couple of events over the course of 2005, we may or may not be temporarily above that.

But the convertible preferred securities will have an opportunity to redeem their stock as part of this transaction. That could happen even before the transaction is done, which would be a reduction of that instrument. And we have a maturity in '05 which will further reduce indebtedness.

So I think by the time we get to the fall it quite possible or likely, depending on the preferred action, that we will be at well less than $1 billion of total obligations in those regards; and obviously still significant cash, well in excess of that.

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
On your last question about retaining cash, I think it is very likely that at any time we will probably have 0.5 to $1 billion of cash (technical difficulty) credit facilities we may put in place.

OPERATOR
Lanny Baker of Smith Barney.

LANNY BAKER - SMITH BARNEY - ANALYST
2 questions, first, can you touch on the share repurchase? What the status of that will be in the short run and in the longer run?

Second I wanted to go back to the question that Safa had earlier. You have said that purity, simplicity, clarity are really important, and the market seems to be rewarding that and agreeing with you today. Can you just simply tie up HSN into IAC so that we can really see how that is a simple and pure part of the whole? Just your opinion of that 1 more time would be great.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Sure. To the first part, there will be no change on our share repurchase. We have announced a share repurchase authorization. It will continue in effect; and that is really that.

LANNY BAKER - SMITH BARNEY - ANALYST
So you can continue to buy even with this transaction?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
Yes, but we may be limited at times as we are going through the process.

LANNY BAKER - SMITH BARNEY - ANALYST
Thanks.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As far as again the rationale, HSN to me in terms of - again I've been saying this and I'll it, Mr. McInerney will maybe underscore it -- which is as you all know we've been engaged in all of these various forms of interactivity and in the transformation of off-line businesses online.

HSN is a perfect example of this. We started the online portion of HSN about 3 years ago. We have had terrific growth. I think as you look into the future the relationship again is going to blur and that convergence in the next several years is going to take place, where our retailing efforts are going to be increasingly online, promoted on-air to the online, as Tom mentioned.

I think this is in perfect balance with all the other activities of IAC. Tom, do you want to add anything to that?

TOM MCINERNEY - INTERACTIVECORP - CEO HSN AND IAC ELECTRONIC RETAILING
Just to underscore it, I think that the Internet is transforming HSN's business on a narrow level and on a go-forward level even more broadly on multiple dimensions. Today the vast, vast majority of our customers use both the television and the web wherever they may buy, wherever their ultimate transaction with us. They are using both as information sources.

They are both utterly complementary to each other in the form of different mediums that serve different purposes. And every single day we are making ourselves more relevant and more valuable to our customers by providing great services.

Going forward we are going to use the web and the TV businesses combined to launch new businesses, to get into new retail categories. Internet retailing is a $70 billion business. We have a tiny fraction of that, less than 1 percent today. We don't think that that should be the case.

So I think to the point of energizing I can tell you, kind of wearing my former/current hat with HSN e-retailing, I think this transaction will be very energizing, because we will be even more aggressive and should be even more aggressive about growing in the web retailing and interactive retailing space going forward.

LANNY BAKER - SMITH BARNEY - ANALYST
Okay, thank you.

OPERATOR
Robert Peck with Bear Stearns.

ROBERT PECK - BEAR, STEARNS - ANALYST
Congratulations, Barry. One of the things we like about this is that you are going to force Wall Street to focus on the various businesses that I think have been neglected for a while here. Along those lines, could you maybe give us an update on growth rates or expectations of the various businesses?

The last update we had I think was the analysts' day about a year ago. As analysts look to value these sub businesses, can they look towards the growth rates to get fair valuation metrics?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I don't think we can provide growth rates. But we are going to have -- I think we're thinking now of the scheduling of it -- but I think we're thinking somewhere in February or March.

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
Probably the second quarter.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
The second quarter.

ROBERT PECK - BEAR, STEARNS - ANALYST
You mean because of this transaction?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
No, during the second quarter not after the second quarter. So sometime between when we announce the first quarter.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I don't know. You know something? You could take almost any month from the year from that answer from Mr. Kaufman.

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
Probably April.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
April. Thank you. We are going to do an investor call probably around April, and -- investor call? We will do an investor day as we did last November.

What I can tell you is that we just finished the planning process for the '05 year. While I of course can't be specific about it, because we're not going to give specific forward-looking metrics as they say, but we will talk about trends. We will talk about our businesses as expansively as we can.

And all of the areas of IAC that will be in the IAC as against Expedia; all the Travel assets; particularly those in our financial services and the local area where we have Citysearch and ServiceMagic and Entertainment Publications -- all of those have very, very ambitious plans for '05. And all of the things that we look at are extremely positive for the businesses that make up IAC.

I think that is really probably all I can say about it now. I don't know if my colleagues want to add anything further to it; or think that if we do add anything further to it we will be getting into the kind of metrics that we said obviously we can't.

But I don't want anybody to not think that the year of '05 - I had thought this, by the way, anyway that in fact 1 of the things that I thought was going to help rebalance the Company was going to be the organic growth of the non-Travel assets in '05. But just given the relationship of one to the other, the organic growth would have to be beyond the stratosphere to have any real effect on convincing people that we were not a travel company.

And again, I say again, this concept of simplicity and clarity is I think going to be a very good thing, for not only the people who invest in our business or are looking to invest in our business, but for the people inside the businesses themselves. So next question, please.

ROBERT PECK - BEAR, STEARNS - ANALYST
Actually just a quick follow-up there. Could you also comment on the tax-free status and whether there will be any restrictions on the various companies to maintain the tax-free status?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
No, I don't think so, but--

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
The transaction will be tax free. We will be getting an opinion to that effect. But there won't be any restrictions on any of the companies in terms of things they can do in the future.

ROBERT PECK - BEAR, STEARNS - ANALYST
Thanks again.

OPERATOR
Jeetil Patel, Deutsche Bank.

JEETIL PATEL - DEUTSCHE BANK N.A. - ANALYST
A couple of questions. Can you talk about -- I would assume it is pretty logical to assume that the eLong stake is going to sit with the Travel property. Can you just give a sense where that goes?

Second, if you go back to -- I guess in your press release you talked about the trailing 12 months revenues ended September. IAC grew about 15 percent roughly; Expedia about 35 percent growth. Can you talk about what the organic growth looked like there, ex acquisition, in that time frame? Just so we can get a sense of what it looked like historically over the trailing 12-month period.

Finally with the 36 different business relationships you have between the different organizations now, with IAC versus Travel, do you think that there are additional business relationships potentially on the advertising or marketing side that you would like to look to formulate before everything gets completed in the second quarter? Or is this basically going to be it, as the relationship stands today?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
To the first question, eLong very definitely goes into Expedia. We have just exercised our warrant; invested another $100 million. We have a total of $160 million invested in cash in China -- which by the way, when you list the players in China in cash, that is pretty adventurous.

God knows I can talk about the potential of that market. You hardly need to that from us. But we consider Asia Pacific -- and Dara has spent the last month or so really absolutely saying that a big, big growth area for the Company is to plant its flags everywhere it can in Asia Pacific. Dara?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
Absolutely. The market there, the online penetration in Asia Pacific is just 1.5 percent of online travel. We think that we will see exactly the same kind of patterns in Asia Pacific that we have seen in the U.S. and are seeing in Europe is well.

So China obviously is a market with theoretically the largest potential there. Japan is the second-largest travel market in the world. From a long-term perspective our planting ourflag, our establishing great management teams there, and putting them together with the best of breed technology and systems and processes that we have developed in the U.S. and in Europe, we think is a winning formula.

It's certainly worked in Europe; Simon Breakwell and his team have done a great job there. We are very confident that Barney Harford and Justin Tang in China can recreate that success and set up the potential for very significant growth 3, 4, 5 years from now.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As far as the second question on numbers and things?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
We don't have the organic growth for you now, but on the quarterly calls etc. we will certainly talk about organic and inorganic growth.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As far as the relationships between the entities, as I say, what we are doing now is just saying, okay, what are the business relationships between them? And we have them all obviously listed.

How do we organize them for the future? We have already made the overall concept that we're going to make hard commercial agreements between the 2; and we're going to do it before the Expedia horse is out of the, as they say, house.

As far as other things, again I think it is natural in the sense that the atmospherics are going to be very good between the companies. One of the things that we go through is an exercise of friends and foes. We are in lots of areas where we compete with people and we do business with people right now. It's harder to do business with people that you compete with, but this has been going on for long time in the world. We think that will continue.

But as far as IAC and Expedia ago, they are definitely going to be friendly-ly motivated toward each other and we are going to look for those opportunities. But as I also said, I think that some of the things that we had we will of course give up. I don't think they are really material at this stage of development.

Sorry. Do you have a follow-up?

JEETIL PATEL - DEUTSCHE BANK N.A. - ANALYST
Just a question, it may be a little off the topic, but I was just curious on, as you look the businesses, as you look at the equity that you are going to be issuing, can you talk about what kind of valuation approach you will probably kind of look at?

Because it seems like Expedia, at least going back to when Expedia was freely trading, was primarily trading off of a purely earnings-based valuation. How do you think about the approach now as you look through the event going on in Q2?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
I think, first, the market will set the valuation as we get closer to consummating the transaction. Both of the entries, IAC and Expedia, will trade for a period of time on a when-issued basis. Then afterwards obviously the market will determine that value.

In terms of metrics, at least as of now I don't see us changing any of the metrics that we use. Expedia and Travel, I think people have looked at an adjusted EPS as one of our main metrics. I think we will continue to use that metric, as well as operating income before amortization.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
And we talk by the way, in these next months, we've got plenty of time to explain to everybody the definitions of the business. How the businesses obviously are performing will go into the registration statements and all of the other things that will be part of it.

I think we will have plenty of time to answer people's questions and to have people understand what the ambitions are for each of these entities. So I think by the time it gets to -- I think it's really a healthy thing. By the time it gets to, so to speak, out of the barn I think they will be understood and they will be valued accordingly.

OPERATOR
Heath Terry, Credit Suisse First Boston.

HEATH TERRY - CREDIT SUISSE FIRST BOSTON - ANALYST
Both with today's announcement and some of the other changes that have happened, you have got some pretty big management slots to fill. Can you talk about timing there, what you're going to be looking for? And I guess how you plan if there are going to be any changes to the structure of the management, obviously, below the Chairman and CEO level?

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Well, I think the really good thing is that people can make their judgments as to whether or not they like the management, but the management here is quite clear at certainly the Chief Executive/Chairman level. Underneath it, the very good thing is that on the IAC side, we have got great managers running each of our businesses. We really do. They really do run those businesses. We stimulate, we do all sorts of other things and make some noise, but these people are really good operators. We've got one of them now in the room here, Tom McInerney, who has been running HSN, really restructured it, organized it, has gotten it its own excellent internal energy and people inside HSN. And throughout IAC, we have got it. And on the Expedia side, I'll let Dara talk to it, but I can certainly tell you that the management team of Expedia is just first-rate.

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
The senior management team has been -- not a surprise but it has been great for me to get to know them and realize justwhat a first-rate group of managers that we have. So I don't see significant management change at the senior Expedia level. There are certain important senior positions within Expedia.com and some of the other businesses that we are looking for and recruiting for. Those are certainly important holes to fill, but as far as my direct reports, I couldn't ask for a better team.

HEATH TERRY - CREDIT SUISSE FIRST BOSTON - ANALYST
I mean, I am thinking specifically about, obviously, a new CFO for Expedia, for the new Expedia, a new CEO for the HSN division.

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
We have a CFO at Expedia, Chris Bellairs, who comes from PepsiCo/Frito-Lay background, and his background is perfect for this kind of job going forward.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Let me talk about HSN, and I want to talk about a couple other things relative to it. Marty Nealon, who is the President of HSN U.S., which is the U.S. on-air online businesses, which is 85 percent -- Tom says -- of the business has just -- you can't say it good enough. She has been with the company now about almost 2 years, I think -- over 2, a little over 2. And for the first time we have -- her background is as a merchant. We have a great merchant operation led by her, fostered by her, and she has done -- she has just done a wonderful job. And we do think probably that HSN got lots of activities around the world and probably Tom's job, which was CEO of Electronic Retailing, which was that plus our other interests, that over time we will fill that role. But with Tom as CFO and as acting CEO of the Electronic Retail business, I think we are in fine shape about that, given the strength of Marty Nealon running the majority of the operations.

But the rest of the businesses, Doug Lebda, Ann Busquet, new Jim Safka running personals. He's already had a bit of a turnaround inside our personals business, meaning reversed the subscriber downward track after about 15, 20 days in the job, and has got a very ambitious program for next year.

I don't want to leave anyone out because -- I'm sorry -- John? God, totally blown (ph) of me to not talk about John Pleasants and Terry Barnes who run Ticketmaster. What we have enjoyed in Ticketmaster over the last years is it has got a very strong position, as you all know, in its business. But they run an extraordinarily efficient operation. They are able to keep getting it more and more efficient.

Obviously it doesn't have, as I think you all know, the greatest growth given its current position. But every year it does still grow; and all sorts of expansionist ideas are perking along inside that. John and Terry are also excellent.

So I think I have kind of over answered this question, but I would not want to do it really any other way, because while I am using a lot of really positive words here, they are really meant in this case.

OPERATOR
Paul Keung of CIBC.

PAUL KEUNG - CIBC WORLD MARKETS - ANALYST
3 questions that I don't think have been addressed it. One is just curious what the logic or rationale was behind having Interval in IAC and TV Travel Shop staying within Expedia?

The second question is specific to some of the lost benefits you talked about. Should we see sort of a hindrance in your ability to develop a portfolio of multibrand logi (ph) program across the assets? The last question I will ask later.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As far as Interval, the truth is Interval certainly is a subscription membership exchange business. In a strict sense you wouldn't really say it is, quote, a Travel business. We also think -- we've talked with Craig Nash who runs Interval; and I could go on just as long as I did before about how solidly good he is - but we talked about all sorts of different concepts for Interval that really relate to not directly to Travel, but relate to other membership subscription and other opportunities inside the world of timeshare.

So we thought that it made more sense to have it on the IAC side. As far as the others that you raised, Dara?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
TV TS right now is being run by the Expedia UK team. The management group and the senior management group is very much integrated with Expedia. So to separate that business out would not have made sense. I think an integrated approach with Expedia UK, Hotels.co (ph) UK, and TV TS we decided made real sense on a go-forward basis.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I didn't forget your second question. It was that you said you were going to ask it now, I think, correct?

PAUL KEUNG - CIBC WORLD MARKETS - ANALYST
The second question had to do with some of the lost benefits and synergies that you addressed in this call and in the letter to shareholders. The one I wanted to ask you specifically is about the loyalty programs and the points programs.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
I did forget. There was a third question (multiple speakers) going to do.

PAUL KEUNG - CIBC WORLD MARKETS - ANALYST
That's right; there is a third one if you don't mind. Because everyone else seems to have 4 or 5.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Now I am with you. This call has gone a little while. We are not going to do what we want to do. We will go probably another couple of questions and then we will let you all go, hopefully off to a nice holiday.

As it relates to loyalty, we do think a lot about loyalty programs and they are a topic of current discussion inside IAC. It will continue. I think there will be loyalty programs certainly on the Travel side. Dara can talk about that for a second.

But not only on the Travel side but on the IAC side. It's possible that what we will do is have an omnibus program that serves both IAC and Expedia. But, Dara, do you want to talk about travel for a moment?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
Sure, specific to Travel, Interval was working on a travel loyalty program inside of IACT (ph). At least initially the benefits etc. look great. So we're certainly going to talk to Interval about that loyalty program and whether it makes sense for us to work together on the Expedia level.

And on Expedia in general, we're taking a holistic look at loyalty. It's not necessarily just about loyalty programs; but it is about customer relations management. Once, for example, at Hotels.com a customer makes a booking with you, making sure what kind of offers can you make to that customer so then that customer comes back a second time? How can you engender loyalty?

Obviously EPI and EPI coupons are 1 way that we are doing that with Hotels.com; and it's certainly a relationship that we want to keep going forward. But it is also specific, directed couponing to customers whom you have acquired once and who are very valuable to you. Those are tests that Hotels.com and Expedia and Hotwire are doing now. Along with a more robust email marketing program, I think we can have a whole loyalty suite together.

So it is not just about the loyalty program. But it is an area where we are going to focus on going forward; and we fully expect to have IAC's help in that.

PAUL KEUNG - CIBC WORLD MARKETS - ANALYST
The last question is, mindful that the market seems to be embracing what you have announced today, do you think there could be other energizing events as you continue to execute against financial services and the local area businesses within IAC?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
The answer is yes.

OPERATOR
Mark Mahaney, American Tech Research.

MARK MAHANEY - AMERICAN TECHNOLOGY RESEARCH - ANALYST
Thank you, 2 questions. Hopefully you can hear me. In the Travel side you have approximately 14 brands that you are carrying in that segment. It is 1 of the opportunities and 1 of the things you'll consider doing over the next year or 2, as you go forward as Expedia, will it be to try to consolidate those brands somewhat? Or to you want to continue to maintain roughly that number of brands?

Secondly in the Travel segment international has reached something of an inflection point in the September quarter. You reached profitability for the European segments. It's 20 percent of your bookings. It is growing 4X the rate of domestic. Is there something in the way you are structuring this, or is there some thought as to why independent Expedia -- why there could be even a greater acceleration in international, in the international part of the business?

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
Just on the brand, I think that Travel being such a huge sector we think that there are plenty of rooms for significant portfolio brands. So it is something that we expect to keep right now. Rather than consolidating the brands, we're going to segment the brands.

We think that each of these brands speaks to a different market segment. Expedia is a broad brand. Hotels.com speaks to the consumer who is looking just to book a hotel, although currently we have got a packaging product, and we just added an air tab is well. Hotwire speaks to a more budget conscious brand. And of course Classic Custom Vacations, which is another brand that we have, speaks to a luxury brand.

So I think as long as we move forward, we segment the brands effectively, and as long as the market stays as large is it does, which we certainly don't expect that to change, we think this multibrand approach makes absolute sense.

Again you're talking about markets. It's $190 billion domestic marketplace. The $250 billion European marketplace, and a huge Asian marketplace. So there is plenty of room. We actually think it makes a lot of sense to have different brands to speak to different customers. Because in these kinds of markets you are going to have different customers; and 1 brand as you know does not fit all sizes.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
As to the second part, I think the nature of what we are doing, still it's going to be execution. Dara has been talking about that in different aspects. The Expedia travel businesses that we have, that has certainly got to execute and it's certainly got enormous runway ahead of them. They have got all sorts of opportunities.

This spin-off in and of itself, I think what it really does is it relates to the question that you had about international and its movement. I think what this will do-- again because it is clear, because you'll only be talking about Travel and Expedia and all of the possibilities of Travel inside the Expedia discussion -- I think all things get enhanced.

All of these opportunities all over the world get enhanced by virtue of doing this. So I think it has that action. Separate, apart, of course, from executing the agenda.

DARA KHOSROWSHAHI - INTERACTIVECORP - EVP AND CFO, CEO IAC TRAVEL
Just to elaborate a little further on international, clearly with some of the movement VanDam (ph) has made as far as its acquisitions in Europe and some of the moves that Travelocity has made, I think we are going to anticipate more competition in these markets because these companies have recognized the size and the potential and the growth potential in these markets.

So if anything I think our discipline internationally is going to be to keep investing aggressively and grab share and not necessarily look for huge amounts of near-term profit. We are investing for the long term here in these businesses, and that is a discipline that we have to keep.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Let's do 1 final question.

OPERATOR
Brian Egger from Harris Nesbitt.

BRIAN EGGER - HARRIS NESBITT - ANALYST
Just to confirm the timeline here. I guess we should expect IACI to report earnings 1 final time as a combined entity in early February. I would assume that there will presumably be more details about the pro forma capitalization of Expedia at that time. Would that be the sequence of events we might expect?

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
We will be having 1 more announcement on IAC which will be in the middle of February. The primary information that you will receive with respect to the going-forward Companies will probably be at the time that we file a registration statement with respect to this reclassification.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Which we think is in March -- I'm sorry, in second quarter.

VICTOR KAUFMAN - INTERACTIVECORP - VICE CHAIRMAN IAC
I'm thinking 4 (ph).

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Oh. (multiple speakers).

UNIDENTIFIED COMPANY REPRESENTATIVE
Late February some time.

BRIAN EGGER - HARRIS NESBITT - ANALYST
Okay, thank you.

BARRY DILLER - INTERACTIVECORP - CHAIRMAN AND CEO
Thank you all very much. we wish you all a great holiday. We hope we have added a little holiday cheer at least for some people; and certainly we have it internally. As I said at the beginning of this, the energy about this is just completely positive. So thank you all and we look forward to talking with you in the new year.

OPERATOR
Ladies and gentlemen, that does conclude your conference. Thank you for your participation and you may now disconnect.


ADDITIONAL INFORMATION
In connection with the proposed spin-off it is currently expected that IAC will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). Stockholders of IAC are urged to read the proxy statement/prospectus, when it becomes available, because it will contain important information about IAC, the proposed spin-off transaction and related matters. Investors and security holders can obtain free copies of the proxy statement/prospectus when it becomes available by contacting Investor Relations, IAC/InterActiveCorp, Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders can also obtain free copies of the proxy statement/prospectus and other documents filed by IAC and Expedia with the SEC in connection with the proposed spin-off transaction at the SEC's web site at www.sec.gov.

In addition to the proxy statement, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC, each of which should be available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

IAC and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of IAC's stockholders to approve the proposed spin-off transaction. Such individuals may have interests in the transaction as described herein, including as a result of current holdings of options or shares of IAC's stock and future holdings of options or shares of Expedia's stock, which will be impacted in the transaction. Information regarding IAC and the equity interests of its directors and officers who may be deemed to be participants in the solicitation of proxies is contained in IAC's proxy statement, filed with the SEC on April 29, 2004.